                                                   SCHEDULE 14A
                                                  (Rule 14a-101)

                                      INFORMATION REQUIRED IN PROXY STATEMENT

                                             SCHEDULE 14A INFORMATION
                            Proxy Statement pursuant to Section 14(a) of the Securities
                                               Exchange Act of 1934

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Check the appropriate box:
/  /   Preliminary Proxy Statement                                 /  / Confidential, For Use of the Commission
/X /   Definitive Proxy Statement                                       Only (as permitted by Rule 14a-6(e)(2))
/  /   Definitive Additional Materials
/  /   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                                Perini Corporation
                                 (Name of Registrant as Specified In Its Charter)

                     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration
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Perini Corporation
73 Mt. Wayte Avenue
Framingham, Massachusetts 01701

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 13, 2004

TO THE STOCKHOLDERS OF PERINI CORPORATION:

NOTICE IS HEREBY GIVEN that the 2004 annual meeting of the stockholders of PERINI CORPORATION, a Massachusetts corporation (the “Company”) will be held at the Crowne Plaza, Hawthorne Ballroom, 1360 Worcester Road (Route 9 East), Natick, Massachusetts, on Thursday, May 13, 2004, at 9:00 a.m., local time, for the following purposes:

1. Holders of Common Stock, $1.00 par value, of the Company (the "Common Stock") will:

  Elect two (2) Class II Directors, to hold office for a three-year term, expiring at the Company's 2007 Annual Meeting of Stockholders and until their successors are chosen and qualified;

  Consider and ratify the selection of Deloitte & Touche LLP, independent public accountants, as auditors of the Company for the fiscal year ending December 31, 2004;

  Consider and approve the Perini Corporation 2004 Stock Option and Incentive Plan; and

  Transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

2. Holders of the Company's $21.25 Convertible Exchangeable Preferred Stock (the "Preferred Stock") will:

  Elect two (2) Preferred Directors, to hold office until the earlier of (i) a one-year term, expiring at the Company's 2005 Annual Meeting of Stockholders and until their successors are chosen and qualified or (ii) until all dividends in arrears on the Preferred Stock have been paid or declared and funds therefor set apart for payment.

     The Board of Directors has fixed the close of business on March 24, 2004 as the record date for the determination of the stockholders entitled to vote at the meeting.

     A PLAIN WHITE form of proxy is being solicited from holders of the Common Stock. A WHITE Instruction Card with a BLUE LINE is being solicited from holders of the Preferred Stock. Whether or not you plan to attend the meeting, please fill in, sign, date and return the enclosed PLAIN WHITE proxy card or WHITE instruction card with BLUE LINE in the enclosed envelope, which requires no postage if mailed in the United States. It is important that these cards be returned. If you receive more than one card because your shares are registered in different names, or because you own both Common Stock and Preferred Stock, please execute each such card and return it promptly to assure that all your shares will be voted.

                                                                                By order of the Board of Directors,

                                                                                Rosemary Ortega
                                                                                Assistant Secretary and Clerk

Framingham, Massachusetts
April 20, 2004

     The Annual Report of the Company, including financial statements for the year 2003, is being sent to stockholders concurrently with this Notice.

Perini Corporation
73 Mt. Wayte Avenue
Framingham, Massachusetts 01701

PROXY STATEMENT

ANNUAL MEETING OF THE STOCKHOLDERS
OF PERINI CORPORATION

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of PERINI CORPORATION (“Company”, “Perini”, “we”, “us”, and “our”) to be used at our annual meeting of stockholders (the “Annual Meeting”) to be held at the Crowne Plaza, Hawthorne Ballroom, 1360 Worcester Road (Route 9 East), Natick, Massachusetts, on Thursday, May 13, 2004, at 9:00 a.m., local time, and at any adjournment or adjournments thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. A PLAIN WHITE proxy card is being sent to holders our Common Stock, $1.00 par value (the “Common Stock”). If the accompanying PLAIN WHITE form of proxy is executed and returned, it may be revoked at any time before it is voted either by notice to our Assistant Secretary and Clerk, by the subsequent execution and delivery of another Proxy, or by voting in person at the Annual Meeting. A WHITE Instruction Card with a BLUE LINE is being sent to holders of our $21.25 Convertible Exchangeable Preferred Stock (the “Preferred Stock”). If the accompanying BLUE LINED Instruction Card is executed and returned, it may be revoked at any time before it is voted either by notice to our Assistant Secretary and Clerk, by the subsequent execution and delivery of another Instruction Card or by voting in person at the Annual Meeting. The Proxy Statement, Notice of Annual Meeting and the enclosed Proxy or Instruction Card, as applicable, are first being mailed to the stockholders of record on or about April 20, 2004.

     The Board of Directors has fixed the close of business on March 24, 2004 as the record date for the determination of the stockholders entitled to vote at the Annual Meeting. As of March 24, 2004, the Company had outstanding 23,164,149 shares of Common Stock. Each share is entitled to one vote.

     The terms of our Preferred Stock provide that as a result of dividends on the Preferred Stock being in arrears for at least six quarters, the holders of the Preferred Stock are entitled, voting as a separate class, to elect two (2) Directors (the “Preferred Directors”) to Perini’s Board of Directors, to hold office until the earlier of (i) the date upon which their elected term expires and until their successors are chosen and qualified or (ii) until all dividends in arrears on the Preferred Stock have been paid or declared and funds therefor set apart for payment. As of March 24, 2004, Perini had outstanding 55,927 shares of Preferred Stock. Each share is entitled to one vote. EquiServe Trust Company, N.A. as the Depositary for the Preferred Stock (the “Depositary”), is the holder of all of the issued and outstanding Preferred Stock. The terms of the Deposit Agreement by and among Perini, the Depositary and the holders of Depositary Shares representing the Preferred Stock provide that the holders of Depositary Shares are entitled to instruct the Depositary to vote the shares of Preferred Stock represented by their respective Depositary Shares. Each Depositary Share represents ownership of 1/10th of a share of Preferred Stock. Therefore, as of March 24, 2004, there were outstanding 559,273 Depositary Shares. The holders of Depositary Shares should forward their Instruction Cards to the Depositary instructing the Depositary how to vote the Preferred Stock.

STOCKHOLDER VOTES REQUIRED

Common Stock

     If your shares are held in “street name,” your brokerage firm, under certain circumstances, may vote your shares for you if you do not return your proxy. Brokerage firms have authority under the rules of the New York Stock Exchange (“NYSE”) to vote customers’ unvoted shares on some routine matters. If you do not give a proxy to your brokerage firm to vote your shares, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted. The election of directors (proposal 1A.) and the ratification of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004 (proposal 1B.) are considered routine matters. Approval of the Company’s 2004 Stock Option and Incentive Plan (proposal 1C.) is not considered a routine matter so your brokerage firm cannot vote your shares on proposal 1C. if you do not return your proxy. Shares held by brokers as to which voting instructions have not been received from the beneficial owners with respect to non-routine matters are referred to as “broker non-votes.” We encourage you to provide voting instructions to your brokerage firm by returning your completed proxy. This ensures your shares will be voted at the meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them at the time you receive this proxy statement.

     The presence, in person or by proxy, of outstanding shares of Common Stock representing a majority of the total votes entitled to be cast is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares that reflect abstentions or broker non-votes will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.

     A quorum being present, the affirmative vote of a plurality of the votes cast at the Annual Meeting is necessary to elect each of the nominees for director. As discussed above, if your shares are held by your broker in “street name,” and if you do not vote your shares, your brokerage firm has authority under the rules of the NYSE to vote your unvoted shares held by the firm on proposal 1A. You may vote FOR both director nominees, WITHHOLD your vote from both director nominees or WITHHOLD your vote from either of the director nominees. Votes that are withheld will not be included in the vote tally for the election of directors and will have no effect on the results of the vote.

     Ratification of the selection of Deloitte & Touche as the Company’s independent auditor for 2004 requires the affirmative vote of a majority of all the votes present or represented at the Annual Meeting and entitled to be cast on the proposal. As discussed above, if your shares are held by your broker in “street name,” and if you do not vote your shares, your brokerage firm has authority under the rules of the NYSE to vote your unvoted shares on proposal 1B. If you vote to ABSTAIN on proposal 1B., your shares will not be voted in favor of such proposal, although your shares will be considered to have been entitled to vote on the proposal. As a result, voting to ABSTAIN on proposal 1B. has the effect of voting AGAINST such proposal.

     Approval of the Company’s 2004 Stock Option and Incentive Plan requires the affirmative vote of a majority of all the votes present or represented at the Annual Meeting and entitled to be cast on the proposal. In addition, NYSE rules require that the total number of votes cast on proposal 1C. represent more than 50% of all of the votes entitled to be cast on the proposal. As discussed above, if your shares are held by your broker in “street name,” and if you do not vote your shares, your brokerage firm does not have authority under the rules of the NYSE to vote your unvoted shares on proposal 1C. However, these broker non-votes will have no effect on the vote because they will not be considered to have been entitled to vote on proposal 1C. If you vote to ABSTAIN on proposal 1C., your shares will not be voted in favor of such proposal, although your shares will be considered to have been entitled to vote on the proposal. As a result, voting to ABSTAIN on proposal 1C. has the effect of voting AGAINST such proposal.

Preferred Stock

     Assuming a quorum is present, the Depositary will vote the number of shares of the Preferred Stock for a Nominee represented by the number of Depositary Shares instructed to be voted for that Nominee. Under the terms of the Deposit Agreement, in the absence of specific instructions from a holder of Depositary Shares, the Depositary will abstain from voting to the extent of the Preferred Stock represented by the Depositary Shares of such holder of Depositary Shares. The two Preferred Director nominees for whom the greatest number of shares of Preferred Stock is voted by the Depositary will be elected as the Preferred Directors.

     A holder of Depositary Shares may revoke an Instruction Card given with respect to the Election of Preferred Directors any time before it is voted by notice to our Assistant Secretary and Clerk, by the subsequent execution and delivery of another Instruction Card or by voting in person at the Annual Meeting.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

     Any proposal of a stockholder submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company’s statement and form of proxy for its 2005 Annual Meeting of Stockholders must be received by the Company on or before December 8, 2004 in order to be considered for inclusion in its proxy statement and form of proxy. Such proposals must comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: Perini Corporation, 73 Mt. Wayte Avenue, Framingham, Massachusetts 01701-9160, Attn: Clerk.

     Any proposal of a stockholder intended to be presented at the Company’s 2005 Annual Meeting of Stockholders, other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8, must be received by us for inclusion in the proxy statement and form of proxy for that meeting not earlier than November 12, 2004, nor later than February 27, 2005. In addition, stockholder proposals and director nominations must comply with the requirements of our By-Laws. Any such proposal should be mailed to: Perini Corporation, 73 Mt. Wayte Avenue, Framingham, Massachusetts 01701-9160, Attn: Clerk.

PROPOSALS 1A. and 2A.

ELECTION OF DIRECTORS AND PREFERRED DIRECTORS

Common Stock Nominees

     In accordance with our By-Laws and Massachusetts law, the Board of Directors is divided into three approximately equal classes, with each Director serving for a term of three years. As a consequence, the term of only one class of Directors expires each year, and their successors are elected for terms of three years. The Board of Directors is comprised of 9 members; 7 Directors (as follows) and 2 Preferred Directors:

      Name                                              Age                Director Since
      Class II - Term Expires 2004
      Robert A. Kennedy*(1)                             68                      2000
      Ronald N. Tutor*                                  63                      1997

      Class III - Term Expires 2005
      Peter Arkley(2)                                   50                      2000
      Raymond R. Oneglia(1)(2)(3)                       56                      2000
      James A. Cummings                                 59                      2003

      Class I - Term Expires 2006
      Robert Band                                       56                      1999
      Michael R. Klein(1)(2)(3)                         61                      1997

         *Nominee for election
         (1)  Audit Committee Member
         (2)  Compensation Committee Member
         (3)  Corporate Governance and Nominating Committee Member

     The principal occupation and business experience of each director listed above for the last five years is set forth below:

     Ronald N. Tutor has served as our Chief Executive Officer since March 2000 and as one of our directors since January 1997. He has also served as our Chairman since July 1999. He previously served as our Vice Chairman from January 1998 to July 1999, and Chief Operating Officer from January 1997 until March 2000 when he became Chief Executive Officer. Mr. Tutor also serves as Chairman, President and Chief Executive Officer of Tutor-Saliba Corporation, a California corporation engaged in the construction industry.

     Robert Band has served as a director since May 1999. He has also served as Chief Operating Officer since March 2000 and as President since May 1999. He previously served as Chief Executive Officer from May 1999 until March 2000, Executive Vice President and Chief Financial Officer from December 1997 until May 1999 and President of Perini Management Services, Inc. since January 1996.

      Peter Arkley has served as a director since May 2000. He has served as Managing Principal of AON Risk Services, Inc., an insurance and bonding brokerage firm, since January 1996.

      James A. Cummings has served as a director since March 2003. He has served as Chairman and Chief Executive Officer of James A. Cummings, Inc. since 2001. He previously served as President of Cummings from 1981 until 2003.

     Robert A. Kennedy has served as a director since March 2000. From 1994 to 2003, Mr. Kennedy served in various capacities for The Union Labor Life Insurance Company, a provider of insurance and certain financial services to its union members and related trust funds, including as Vice President of Special Projects from 2001 to 2003. Mr. Kennedy currently serves as a consultant to The Union Labor Life Insurance Company.

      Michael R. Klein has served as a director since January 1997 and as Vice Chairman of our Board since September 2000. Mr. Klein has been a partner of the law firm of Wilmer, Cutler & Pickering since 1974. Mr. Klein also serves as Chairman of the Board of Directors of CoStar Group, Inc., a provider of commercial real estate information, and as a director of SRA International, Inc., a provider of technology services and solutions to United States federal government organizations.

     Raymond R. Oneglia has served as a director since March 2000. He has also served as Vice Chairman of the Board of Directors of O&G Industries, Inc., a Connecticut corporation engaged in the construction industry, since 1997 and has served in various operating and administrative capacities since 1970.

     The Company is a party to a Shareholders’ Agreement with National Union Fire Insurance Company of Pittsburgh, Pa., Tutor-Saliba Corporation, O&G Industries, Inc., PB Capital Partners, LP and The Union Labor Life Insurance Company acting on behalf of its Separate Account P, or ULLICO. Under this agreement, Tutor-Saliba, O&G, PB Capital and ULLICO have the right to designate one director each for election to the Board of Directors. The Company agreed to nominate such individuals for election or appointment to its Board of Directors at the earliest possible time, to use its best efforts to cause such persons to be elected to the Board, and to renominate each such person (or other person as may be designated by Tutor-Saliba, O&G, PB Capital or ULLICO) at such time as he or she is required to stand for reelection to the Board. The right to designate a person to be elected as a director terminates in the case of O&G and Tutor-Saliba when such stockholder and its permitted transferees own less than 25% of the common stock purchased by such stockholder in our March 2000 recapitalization, and in the case of PB Capital and ULLICO, when such stockholder and its permitted transferees own less than 5% of the outstanding shares of common stock received by such party in our March 2000 recapitalization. Each of National Union, PB Capital and ULLICO also has certain observer rights on the Board until such time as it ceases to own 2.5% of the outstanding shares of common stock. Each party to the Shareholders’ Agreement has agreed to vote all of its shares in favor of the directors designated by each of the other parties thereto. Following the Secondary Offering in mid-April 2004, ULLICO will own less than 1% of our common shares, and as a result, will no longer be entitled to observer rights or to nominate a director after the 2004 Annual Meeting. The Secondary Offering is described in the Annual Report which accompanies this prospectus.

     Pursuant to this agreement, Tutor-Saliba has designated Ronald N. Tutor as its director nominee, O&G has designated Raymond R. Oneglia as its director nominee, PB Capital has designated Michael R. Klein as its director nominee, and ULLICO has designated Robert A. Kennedy as its director nominee.

     The Corporate Governance and Nominating Committee of our Board of Directors has

recommended Robert A. Kennedy and Ronald N. Tutor for election as Class II Directors. Unless otherwise noted thereon, proxies solicited hereby will be voted for the election of Messrs. Kennedy and Tutor as Directors to hold office until the 2007 Annual Meeting of Stockholders and until their successors are chosen and qualified. The Board of Directors does not contemplate that any nominee will be unable to serve as a Director for any reason but, if that should occur prior to the meeting, proxies solicited hereby may be voted either for a substitute nominee designated by the Board, or recommended by the Corporate Governance and Nominating Committee or the Board may determine to reduce the number of Directors.

     The Board recommends a vote FOR the election of each of the Class II nominees for election as Directors.

Preferred Stock Nominees

     The terms of our Preferred Stock provide that as a result of dividends on the Preferred Stock being in arrears for at least six quarters, the holders of the Preferred Stock are entitled, voting as a separate class, to elect two (2) Directors (the “Preferred Directors”) to our Board of Directors, to hold office until the earlier of (i) the date upon which their elected term expires and until their successors are chosen and qualified or (ii) until all dividends in arrears on the Preferred Stock have been paid or declared and funds therefor set apart for payment. Since the dividend on the Preferred Stock had not been paid since December 1995, the holders of the Preferred Stock elected two Preferred Directors at each of the last six Annual Meetings of Stockholders. We have not paid any dividends on the Preferred Stock throughout 2003 and 2004 to date. Accordingly, the holders of the Preferred Stock, voting as a separate class, remain entitled to elect two (2) Preferred Directors to our Board of Directors.

      Preferred Stock Nominees                       Age           Director Since
      Frederick Doppelt*                              85                1998
      Asher B. Edelman*                               64                2001
      Martin Shubik                                   78                  -
      Leland D. Zulch                                 54                  -
      -------------------------------------------

       *Current director - Term expires 2004

      The principal occupation and business experience of each nominee listed above for the last five years is set forth below:

      Frederick Doppelt has served as a director since May 1998. He has been a self-employed attorney specializing in trust and estate matters since 1983.

     Asher B. Edelman has served as a director since May 2001. Mr. Edelman has served as general partner of Asco Partners, a general partner of Edelman Securities Company L.P. (formerly Arbitrage Securities Company) since June 1984 and is a general partner and manager of various investment partnerships and funds. Mr. Edelman also serves as Chairman of the Board of Directors of Canal Capital Corporation, a company engaged in the management and development of agri-business related real estate properties. On May 3, 2000, while Mr. Edelman was Chairman of the Board of Directors, Dynacore Holdings Corporation filed for bankruptcy pursuant to Chapter 11 of the United States Bankruptcy Code. Dynacore Holdings Corp. emerged from bankruptcy in December 2000. In addition, Mr. Edelman was a member of a member-managed limited liability company that was a general partner in each of the following two partnerships that declared bankruptcy pursuant to Chapter 11 of the United States Bankruptcy Code: Papier I Partners, L.P. and Papier II Partners, L.P.

     Martin Shubik has served as the Seymour Knox Chair Professor of Mathematical Institutional Economics in the Department of Economics of the Cowles Foundation and School of Management, Yale University since 1998.

     Leland D. Zulch has served as construction manager for Charter Construction, Inc. since 1998.

     Instruction Cards solicited hereby will be voted by the Depositary for the Preferred Directors to hold office until the earlier of (i) the 2005 Annual Meeting of Stockholders and until their successors are chosen and qualified or (ii) until all dividends in arrears on the Preferred Stock have been paid or declared and funds therefor set apart for payment. The two Preferred Director nominees for whom the greatest number of shares of Preferred Stock is voted by the Depositary will be elected as the Preferred Directors.

PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information concerning beneficial ownership as of February 23, 2004 of our common stock by each Director, director nominee and Executive Officer named in the summary compensation table and by all Directors and Executive Officers as a Group and certain holders of in excess of 5% of our common stock.

                                                                                 Shares Beneficially
                                                                                       Owned On
                                                                              February 23, 2004 (1) (2)
                            Name and Address                                    Shares              %
--------------------------------------------------------------------------    ------------       --------

Directors, Director Nominees and Executive Officers*
----------------------------------------------------

Ronald N. Tutor                                                               6,527,729    (3)    26.90%

Zohrab B. Marashlian                                                            444,600    (4)     1.89%

Craig W. Shaw                                                                   447,120    (5)     1.90%

Robert Band                                                                     242,011    (6)     1.04%

Michael R. Klein (7)                                                            202,255    (8)      **

Frederick Doppelt                                                                62,168    (9)      **

Michael E. Ciskey                                                                30,000   (10)      **

Martin Shubik                                                                    17,212   (11)      **

Robert A. Kennedy (12)                                                            6,000   (13)      **

Raymond R. Oneglia (14)                                                           6,000   (15)      **

Peter Arkley                                                                      4,700   (16)      **

Leland D. Zulch                                                                   1,573   (17)      **

Asher B. Edelman                                                                    632   (18)      **

James A. Cummings                                                                     -
                                                                             ------------       --------

All Directors and Executive Officers as a Group (12 persons)                  7,973,215           31.10%
                                                                             ------------       --------

Beneficial Ownership of 5% or More*
-----------------------------------

Tutor-Saliba Corporation                                                      6,527,729    (3)    26.90%

Richard C. Blum                                                               5,485,324   (19)    23.80%

Richard C. Blum & Associates, Inc.                                            5,485,324   (19)    23.80%

Blum Capital Partners, L.P.                                                   5,485,324   (19)    23.80%

PB Capital Partners, L.P.                                                     4,244,149   (19)    18.42%

National Union Fire Insurance Company of Pittsburgh, Pa.                      4,705,882   (20)    20.42%

O&G Industries, Inc.                                                          2,502,941   (21)    10.86%

Union Labor Life Insurance Company, acting on behalf of Separate Account P    1,721,075   (22)     7.47%

The Common Fund for Non-Profit Organizations                                  1,162,348   (19)     5.04%
                                                                             ------------       --------

Total beneficial owners of more than 5% of Perini's common stock             18,590,010   (23)    76.60%
                                                                             ------------       --------

  *   Unless otherwise indicated in the notes, the address is
       c/o Perini Corporation, 73 Mt. Wayte Avenue,
       Framingham, Massachusetts  01701.
  **  Less than one percent

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock and options or warrants that are currently exercisable or exercisable within 60 days of February 23, 2004 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2) Based on 23,043,335 shares of common stock outstanding as of February 23, 2004.
(3) Includes 2,949,788 shares of common stock that represent sole voting and investment power based on information contained in the Schedule 13D/A of Tutor-Saliba Corporation, or Tutor-Saliba, dated April 5, 2000. Also includes 1,225,000 shares for which Mr. Tutor holds options and 2,352,941 shares for which Tutor-Saliba has the right to call and purchase from National Union Fire Insurance Company of Pittsburgh, Pa., or National Union, during a three-year period commencing on March 29, 2003 in accordance with the Shareholders' Agreement dated March 29, 2000. The address for Tutor-Saliba is 15901 Olden Street, Sylmar, California 91342.
(4) Includes 444,600 shares for which Mr. Marashlian holds options.
(5) Includes 445,000 shares for which Mr. Shaw holds options.
(6) Includes 237,500 shares for which Mr. Band holds options.
(7) Mr. Klein is the designated nominee to the Board of Directors of PB Capital, which owns 4,244,149 shares of common stock. Mr. Klein disclaims any beneficial ownership of these shares.
(8) Includes 60,955 shares of common stock directly owned by Mr. Klein, 8,300 shares (as to which he disclaims beneficial interest) owned by a trust for his children and 133,000 shares of common stock for which Mr. Klein holds options.
(9) Includes 3,121 shares of common stock and 8,000 shares for which Mr. Doppelt holds options. Also includes 50,047 shares of common stock issuable upon conversion of 75,600 $2.125 Depositary Convertible Exchangeable Preferred Shares (each of which represents 1/10th of an interest of our Preferred Stock) ("Depositary Shares") at a conversion rate of .662 shares of common stock for each Depositary Share. Of the 75,600 Depositary Shares, 700 shares are owned by Mr. Doppelt's wife and 33,000 shares are owned by trusts or estates as to which Mr. Doppelt serves as trustee and disclaims any beneficial ownership of all such shares. The percentage of Depositary Shares beneficially owned by Mr. Doppelt to the total number of shares of Depositary Shares outstanding is 7.49%. Mr. Doppelt is a plaintiff in a suit against certain current and former directors of Perini with respect to the Depositary Shares.
(10) Includes 30,000 shares for which Mr. Ciskey holds options.
(11) Represents shares of common stock issuable upon conversion of 26,000 Depositary Shares at a conversion rate of .662 shares of common stock for each Depositary Share. The percentage of Depositary Shares owned by Mr. Shubik to the total number of Depositary Shares outstanding is 4.65%.
(12) Mr. Kennedy is the designated nominee to the Board of Directors of ULLICO, a company in which Mr. Kennedy was the Vice President of Special Projects until his retirement in 2003. Mr. Kennedy disclaims any beneficial ownership of the 1,162,348 shares owned by ULLICO on behalf of its Separate Account P.
(13) Includes 6,000 shares for which Mr. Kennedy holds options.
(14) Mr. Oneglia is the designated nominee to the Board of Directors of O&G Industries, Inc., a company that owns 2,502,941 shares of common stock, and a company in which Mr. Oneglia is the Vice Chairman. Mr. Oneglia disclaims any beneficial ownership of these shares.
(15) Includes 6,000 shares for which Mr. Oneglia holds options.
(16) Includes 4,700 shares for which Mr. Arkley holds options.

(17) Includes 1,523 shares of common stock issuable upon conversion of 2,300 Depositary Shares at a conversion rate of .662 shares of Common Stock for each Depositary Share. The percentage of Depositary Shares owned by Mr. Zulch to the total number of shares of Depositary Shares outstanding less than 1%. Mr. Zulch is a plaintiff in a suit against certain current and former directors of Perini with respect to the Depositary Shares.
(18) Includes 132 shares of common stock issuable upon conversion of 200 Depositary Shares at a conversion rate of .662 shares of common stock for each Depositary Share. These shares are held by a custodian on behalf of certain funds for which Mr. Edelman's firm is an investment advisor. The percentage of Depositary Shares beneficially owned by Mr. Edelman to the total number of shares of Depositary Shares outstanding is less than 1%.
(19) Includes (a) 4,244,149 shares of common stock held by PB Capital, over which Blum Capital Partners, L.P ("BCP") beneficially has shared voting and investment power, (b) 1,162,348 shares of Common Stock held by the Common Fund, over which BCP beneficially has shared voting and investment power, (c) 29,026 shares of common stock held directly by BCP and (d) 49,801 shares of common stock held by a limited partner of PB Capital for which BCP serves as an investment advisor. Richard C. Blum & Associates, Inc., or RCBA Inc., is the sole general partner of BCP. Richard C. Blum is the Chairman of the board of directors and a substantial shareholder of RCBA Inc. Mr. Blum disclaims beneficial ownership of the securities reported in the table except to the extent of his pecuniary interest therein. Includes 22,421 shares offered by BCP, 1,162,348 shares offered by the Common Fund and 1,183,408 shares offered by PB Capital in the Secondary Offering expected to take place mid-April 2004. The Secondary Offering of 5,910,800 shares is described in Perini's Annual Report which accompanies this proxy statement. The address for each of Blum Capital Partners, L.P., PB Capital Partners, L.P., Richard C. Blum & Associates, Inc. and Richard C. Blum is 909 Montgomery Street, Suite 400, San Francisco, CA 94133.
(20) Represents shared voting and investment powers based on information contained in Schedule 13D/A of American International Group, Inc., the parent company of National Union, filed on April 12, 2000. Includes 2,046,036 shares offered in the Secondary Offering expected to take place mid-April 2004. The Secondary Offering of 5,910,800 shares is described in Perini's Annual Report which accompanies this proxy statement. The address of National Union is 70 Pine Street, New York, NY 10270.
(21) Represents sole voting and investment power based on information contained in Schedule 13D of O&G Industries, filed on February 15, 2000, as amended. The address of O&G Industries, Inc. is 112 Wall Street, Torrington, CT 06790.
(22) Represents sole voting and investment power based on information contained in Schedule 13D/A dated April 12, 2000 by ULLICO. Includes 1,496,587 shares offered in the Secondary Offering expected to take place mid-April 2004. The Secondary Offering of 5,910,800 shares is described in Perini's Annual Report which accompanies this proxy statement. The address of ULLICO is 111 Massachusetts Avenue NW, Washington, DC 20001.
(23) The share amount and share percentage eliminates duplication relating to (a) PB Capital's 4,244,149 shares of common stock and the Common Fund's 1,162,348 shares of common stock which are also included in BCP's total (see Note 19 above), (b) the shares of common stock beneficially owned by RCBA Inc. and Mr. Blum as a result of their relationship with BCP (see Note 19 above), (c) 6,527,729 shares of common stock beneficially owned by Mr. Tutor which are also included in Tutor-Saliba's total (see Note 3 above) and (d) 2,352,941 shares of common stock included in Tutor-Saliba's total for which Tutor-Saliba has the right to call and purchase from National Union and also included in National Union's total (See Note 3 above).

LEGAL PROCEEDING INVOLVING DIRECTOR

     On October 15, 2002, Frederick Doppelt, Arthur I. Caplan and Leland D. Zulch filed a lawsuit individually, and as representatives of a class of holders of our Depositary Shares against certain current and former directors of Perini in the United States District Court for the District of Massachusetts. Mr. Doppelt is a current director of Perini, Mr. Caplan is a former director of Perini and Mr. Zulch is a current Director Nominee. Specifically, the original complaint alleged that the defendants breached their fiduciary duties owed to the holders of the Depositary Shares and to Perini. The plaintiffs principally allege that the defendants improperly authorized the exchange of Series B Preferred Stock for common stock while simultaneously refusing to pay accrued dividends due on the Depositary Shares.

     In June 2003 the plaintiffs amended their complaint to add an allegation that the defendants have further breached their fiduciary duties by authorizing a tender offer for the purchase of up to 90% of the Depositary Shares and an allegation that the collective actions of the defendants constitute unfair and deceptive business practices under the provisions of the Massachusetts Consumer Protection Act. The amended complaint withdrew the allegation of a breach of fiduciary duty owed to Perini, but retained the allegation with respect to a breach of those duties owed to the holders of the Depositary Shares. The plaintiffs seek damages in an amount not less than $15,937,500, trebled, plus interest, costs, fees and other unspecified punitive and exemplary damages.

CORPORATE GOVERNANCE

     Perini has developed Corporate Governance Guidelines and a Code of Business Conduct and Ethics to outline our commitment to carefully govern the operation of our business and compliance with applicable laws and regulations, while maintaining the highest of ethical standards. Perini's Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on the Company's website at http://www.perini.com. In order to access this portion of our website, click on the "Investor Relations" tab. The Code of Business Conduct and Ethics is located under the "Corporate Governance" caption. Any amendments to, or waivers of, the Code of Business Conduct and Ethics which applies to our Directors, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or any person performing similar functions will be disclosed on our website promptly following the date of such amendment or waiver.

Our Board of Directors

     Our affairs are managed under the direction of our Board of Directors. Our Directors serve until their successors are duly elected and qualified or until their earlier resignation, removal or disqualification. There are no family relationships between our directors and executive officers. For certain relationships between Perini and our directors see "Certain Transactions." Our Board currently has nine directors, of which six (Mr. Oneglia, Mr. Klein, Mr. Kennedy, Mr. Arkley, Mr. Edelman and Mr. Doppelt) are independent, as defined by the New York Stock Exchange listing standards, and as affirmed by the Board of Directors. The independent directors of the Board will meet in executive session without management on a regularly scheduled basis and at least twice annually, or as many times as they deem necessary.

     The Board of Directors met seven times during 2003. During 2003 all of our Directors attended at least 75% of the meetings of our Board of Directors and committees of which they are members, except for James A. Cummings, who attended approximately 71% of such meetings, and Peter Arkley who attended approximately 50% of such meetings. The members of the Board are encouraged to attend our annual stockholders' meetings. Five directors attended the 2003 Annual Stockholders' meeting.

Communications with the Board

     The Board welcomes the submission of any comments or concerns from stockholders and any interested parties. Communications should be addressed to Perini Corporation, 73 Mt. Wayte Avenue, Framingham, MA 01701 and marked to the attention of the Board or any of its committees or individual directors.

Committees of Our Board of Directors

Audit Committee

      Our Board of Directors has an Audit Committee, which consists of Michael R. Klein (Chair), Raymond R. Oneglia and Robert A. Kennedy. Each of the members of the Audit Committee meets the independence and experience requirements of the rules of the New York Stock Exchange and the Securities and Exchange Commission, as affirmed by the Board. The committee does not currently include a designated "financial expert" as defined by the SEC; the Board is in the process of recruiting an additional director with that qualification. The Audit Committee met eight times during 2003 and is required to have at least four regular meetings each year. The primary duties and responsibilities of the Audit Committee are to:

  oversee that management maintains the integrity of our internal controls, financial systems and financial statements;
  review the annual audited financial statements with management and the independent auditor;
  appoint and evaluate the independent auditor;
  oversee that management maintains compliance with legal and regulatory requirements;
  meet with the independent auditor in executive session at least annually;
  monitor the independence and performance of both our internal and external auditors; and
  annually review the Audit Committee's charter and performance.

     The Audit Committee has the authority to retain special legal, accounting or other consultants to advise the Committee.

The Audit Committee Report is included herein on pages 13 through 15. The Audit Committee Charter is included herein as Exhibit A, and also available on the Company's website at http://www.perini.com. In order to access this portion of our website, click on the "Investor Relations" tab. The Audit Committee Charter is located under the "Corporate Governance" caption.

Compensation Committee

     Our Board of Directors also has a Compensation Committee, which consists of Raymond R. Oneglia (Chair), Michael R. Klein and Peter Arkley. Each member of the Committee is an independent director, as defined by the New York Stock Exchange and as affirmed by the Board. The duties of the Compensation Committee are summarized in "The Compensation Committee Report" on pages 15 through 17 herein. The Compensation Committee met five times during 2003 and is required to have at least three regular meetings each year.

     The Compensation Committee has the authority to retain special consultants to advise the Committee as it considers necessary. The Compensation Committee Charter is included herein as Exhibit B, and also is available on our website at http://www.perini.com. In order to access this portion of our website, click on the "Investor Relations" tab. The Compensation Committee Charter is located under the "Corporate Governance" caption.

Corporate Governance and Nominating Committee

     Our Board of Directors has a Corporate Governance and Nominating Committee, which consists of Michael R. Klein (Chair) and Raymond R. Oneglia. Each member of the Committee is an independent director, as defined by the New York Stock Exchange and as affirmed by the Board. The duties of the Nominating Committee include:

  Identifying individuals qualified to become directors and recommending to the Board the persons to be nominated for election as directors at the annual meeting of stockholders;
  Recommending director nominees for each committee of the Board and nominees for Chair of each committee;
  Evaluating the independence of each Board member and so advising the Board;
  Conducting a review and update as necessary of the Corporate Governance Guidelines and the Code of Business Conduct and Ethics;
  Conducting evaluations of the performance of the Board and each committee, including a self-evaluation; and
  Nominating a Lead Director whose duties shall include presiding at executive sessions of the independent directors.

     Potential Board candidates may include candidates nominated by stockholders in accordance with our By-Laws, those identified by a search firm retained for such purpose, or other candidates. The minimum qualifications and specific qualities and skills required for directors are set forth in the Nominating and Corporate Governance Committee charter. Any person whose name is so submitted will be evaluated in light of the needs of Perini and the qualities, skills and characteristics described above. Any nominee recommended by a stockholder will be reviewed and considered in the same manner as any other nominee. In order to be considered for inclusion as a nominee for director at our 2005 Annual Meeting of Stockholders, a recommendation must be received no later than February 27, 2004. Recommendations must be in writing and must contain the information set forth in Section 3.9 of our By-Laws.

     The Committee has the authority to retain consultants or other experts as it considers necessary to assist in the performance of its duties. The Corporate Governance and Nominating Committee Charter is included herein as Exhibit C, and also available on our website at http://www.perini.com. In order to access this portion of our website, click on the "Investor Relations" tab. The Corporate Governance and Nominating Committee Charter is located under the "Corporate Governance" caption.

THE AUDIT COMMITTEE REPORT

     Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the Audit Committee of the Company's Board of Directors

submits the following report.

     The primary duties and responsibilities of the Audit Committee (the "Committee"), which met eight times during the past fiscal year, are to oversee:

  The integrity of the Company's internal controls, financial systems and financial statements;

  Compliance by the Company with legal and regulatory requirements; and

  The independence and performance of both the Company's internal and external auditors.

     We meet with management periodically to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. We discuss these matters with the Company's independent auditors and with appropriate Company financial personnel and internal auditors.

     We meet privately with both the independent auditors and the internal auditors, as required, each of whom has unrestricted access to the Committee.

     We also appoint the independent auditors and review periodically their performance and independence from management. As in prior years, the independent auditors are invited to be present at our Annual Meeting of Stockholders.

     The Directors who currently serve on the Committee meet the "independence" and "experience" requirements of the New York Stock Exchange, and have been so affirmed by the Board. In connection therewith, the Board of Directors has determined that none of us has a relationship to Perini Corporation that may interfere with our independence from the Company and its management. The Board of Directors has not designated an Audit Committee Financial Expert; the Corporate Governance and Nominating Committee has engaged a national search firm to assist the Board in identifying a new director with this qualification.

     The Board has adopted a written charter setting forth the duties and responsibilities the Committee is to perform, which we review annually and revise as appropriate.

     Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls.

     The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States and discuss with us any issues they believe should be raised with us.

     As of April 16, 2002, the Company dismissed its independent auditors, Arthur Andersen LLP, and engaged the services of Deloitte & Touche LLP as its new independent auditors, effective immediately. This action followed the Company's decision to seek proposals from other independent accountants to audit the Company's 2002 financial statements, and was approved by the Board of Directors based upon the recommendation of this Committee.

     This year, we reviewed the Company's audited financial statements and met with both management and Deloitte & Touche LLP, the Company's independent auditors, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with accounting principles generally accepted in the United States.

     We have received from and discussed with Deloitte & Touche LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees". These items relate to that firm's independence from the Company.

Fees Paid to Audit Firm

     During the years ended December 31, 2003 and 2002, we retained Deloitte & Touche LLP to provide services in the following categories and amounts:

                                                           2003            2002
                                                      -------------   -------------

Audit Fees                                                $469,300        $710,410
                                                      -------------   -------------

Audit Related Fees                                        $ 41,650        $ 55,800
                                                      -------------   -------------

Tax Fees:
   Compliance                                             $275,000        $137,500
   Consulting and Planning                                       -          92,500
                                                      -------------   -------------
Total Tax                                                 $275,000        $230,000
                                                      -------------   -------------

All Other Fees                                            $      -        $      -
                                                      -------------   -------------

     The Committee has considered the nature of the other services provided by Deloitte & Touche LLP and concluded they are compatible with maintaining the auditors’ independence. We review the tasks to be performed by the independent auditors and pre-approve the related fees, as outlined in our Charter.

     We also discussed with Deloitte & Touche LLP any matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees”.

     Based on these reviews and discussions, we recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

                                                                                               AUDIT COMMITTEE
                                                                                               Michael R. Klein (Chair)
                                                                                               Robert A. Kennedy
                                                                                               Raymond R. Oneglia

THE COMPENSATION COMMITTEE REPORT

     During 2003, the Compensation Committee of the Board of Directors of the Company consisted of three Directors, none of whom is an employee or an officer of the Company. The principal powers and duties of the Compensation Committee as established by the Board of Directors are:

  To review the Executive Compensation programs and policies and to employ outside expert assistance, if required, to analyze Company compensation practices to assure that they are consistent with corporate goals and objectives, and competitive with those of comparable firms in the construction industry;

  To recommend to the Board of Directors for its approval the base compensation of the Chairman and Chief Executive Officer and to review and approve the salary recommendations of the Chairman and Chief Executive Officer with respect to other members of top management;

  To recommend to the Board of Directors annual profit and other targets for the Company for the purpose of determining incentive compensation awards under the provisions of the Amended and Restated General and Construction Business Unit Incentive Compensation Plans (the "Incentive Compensation Plan"); and

  To administer the Incentive Compensation Plan; such administration includes power to (i) approve Participants' participation in the Plan, (ii) establish performance goals, (iii) determine if and when any bonuses shall be paid, (iv) pay out any bonuses, in cash or stock or a combination thereof, as the Committee shall determine from year to year, (v) construe and interpret the Incentive Compensation Plan, and (vi) establish rules and regulations and perform all other acts it believes reasonable and proper.

Compensation Policy

     The Compensation Committee strives to maintain corporate base salaries and the total compensation package appropriate to attract and retain highly qualified executives. This results in base salaries that generally are at the median range of those of other construction companies but allows executives to substantially exceed the median compensation levels when incentive compensation is earned. While recognizing that it may be difficult to find other companies with the same mix of business as the Company, the Committee, nevertheless, believes that a comparison with other construction companies is appropriate. The construction companies used for comparison for compensation purposes may include but are not limited to some of the companies which make up the construction peer group index shown in the Performance Graph set forth in this proxy statement.

     The compensation program for executive officers is composed of three elements: base salaries, annual incentive bonuses and long-term incentive stock awards. These elements of compensation are designed to provide incentives to achieve both short-term and long-term objectives and to reward exceptional performance. Salaries and annual incentive compensation bonuses result in payment for performance and are tied to the achievement of profit and/or cash flow targets. The value of the incentive stock awards depends upon the appreciation in market value of the Company’s Common Stock.

Executive Salary Increases in 2003

     Although certain members of top management designated as Named Executive Officers in the “Summary Compensation Table” on page 18 did not receive salary increases in 2003, they did receive salary increases at the beginning of 2002 that ranged from 15% to 32%.

     Section 162 (m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Company’s Chief Executive Officer and four other most highly compensated executive officers. The

Compensation Committee has not established any policy regarding annual compensation to such executive officers in excess of $1,000,000. However, to date, no officer of the Company has received compensation in excess of $1,000,000 for any annual period.

Compensation of the Chairman and Chief Executive Officer

     Our Chairman and Chief Executive Officer, Ronald N. Tutor, is generally compensated for his services under a management services contract between Perini and Tutor-Saliba Corporation, a company in which Mr. Tutor is the Chief Executive Officer and sole stockholder, at an annual rate of $250,000, which represented the same annual rate as 2002. The rate for 2004 will be $375,000, which was approved by the Committee and the Board. In addition, Mr. Tutor was awarded $500,000 in incentive compensation for 2003.

The Incentive Compensation Plan of the Company

     The Incentive Compensation Plan is an integral part of the total compensation package of the Chairman and Chief Executive Officer, as well as the 5 executives whose salaries were reviewed by the Compensation Committee in 2003 and approximately 65 other employees of the Company. Eligibility and designated levels of participation are determined by the Chairman and Chief Executive Officer subject to Compensation Committee approval. Eligibility to participate under the Incentive Compensation Plan is limited to individuals who are executives, managers and key employees of the Company and its wholly owned subsidiaries, whose duties and responsibilities provide them the opportunity to (i) make a material and significant impact to the financial performance of the Company; (ii) have major responsibility in the control of the corporate assets; and (iii) provide critical staff support necessary to enhance operating profitability.

     Under the terms of the Incentive Compensation Plan, participants can achieve incentive compensation awards ranging from zero to as much as 100% of base salary, which depends on the achievement of certain corporate goals, as defined. In addition, the Committee has the authority, when appropriate, to make certain discretionary incentive compensation awards. The mechanisms of the Incentive Compensation Plan are expressed in terms of levels of participation, points deriving therefrom calculated on base salary, and achievement of our net income target for the year.

     No sums attributed to a participant in the Incentive Compensation Plan become vested until the Compensation Committee approves the payment, usually in March following the year earned.

     In 2004, the Committee authorized the payment of $4,795,000 of incentive compensation payments for 2003 operations to 70 participants. Payment of incentive compensation awards for 2003 performance were paid 100% in cash.

                                                                                     COMPENSATION COMMITTEE
                                                                                     Raymond R. Oneglia, Chair
                                                                                     Peter Arkley
                                                                                     Michael R. Klein

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

     The following table sets forth the cash compensation paid by us and our subsidiaries, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer and each of the four other most highly compensated Executive Officers of the Company whose salary and bonus exceeded $100,000 (the “Named Executive Officers”) for the years ended December 31, 2003, 2002 and 2001, or for each year in which the Named Executive Officers served as such.

Summary Compensation Table

                                          Annual Compensation                         Long-Term Compensation
                            -------------------------------------------------      ------------------------------
                                                                                     Awards           Payouts
                                                                                   ------------    --------------
                                                                                    Number of
                                                                                   Securities        Long-Term
                                                                                   Underlying       Performance        All Other
  Name and Principal                                                Other            Options          Units -         Compensation
       Position              Year       Salary         Bonus         (1)             Granted          Payout              (2)
------------------------    ------    ----------    ----------    -----------      ------------    --------------    ---------------
Ronald N. Tutor              2003     $      -      $500,000      $250,000    (3)             -       $         -       $         -
Chairman and Chief           2002            -       231,000       250,000    (3)             -                 -                 -
Executive Officer            2001            -       250,000       250,000    (3)             -                 -                 -

Robert Band                  2003      375,000       525,000             -                    -                 -             3,000
President and Chief          2002      375,000       346,000             -                    -                 -             2,800
Operating Officer            2001      285,000       385,000             -                    -                 -               200

Zohrab B. Marashlian         2003      375,000       150,000             -                    -                 -             3,000
President, Perini Civil      2002      375,000       325,000             -                    -                 -             2,800
Construction                 2001      325,000       425,000             -                    -                 -               200

Craig W. Shaw                2003      375,000       375,000             -                    -                 -             3,000
President, Perini            2002      375,000       348,000             -                    -                 -             2,800
Building Company, Inc.       2001      325,000       425,000             -                    -                 -               200

Michael E. Ciskey            2003      198,000       149,000             -                    -                 -             3,000
Vice President, Chief
Financial Officer

(1)      "Other" annual compensation does not include a dollar amount which the Company is unable to quantify, but which is estimated at not more than the lesser of $50,000 or 10% of the salary and bonus reported for each Named Executive Officer, resulting from executive perquisites which may be of personal benefit to such individuals.

(2)      "All Other Compensation" primarily represents estimated annual Company 401(k) retirement contributions for each of the Named Executive Officers, except Mr. Tutor.

(3)      Represents a management services fee paid to Tutor-Saliba Corporation of which Mr. Tutor is the Chairman, President, Chief Executive Officer and sole stockholder. See "Certain Transactions" on pages 23 through 24.

Equity Compensation Plans

     The following table sets forth certain summary information with respect to stock options granted and available for future grants under equity compensation plans approved and not approved by stockholders as of December 31, 2003:

Equity Compensation Plan Information as of December 31, 2003

                                                                                                   Shares of Common Stock
                                         Shares of Common Stock                                available for future issuance
                                           to be issued upon            Weighted-average         under equity compensation
                                              exercise of               exercise price of         plans (excluding shares
           Plan category                  outstanding options          outstanding options        reflected in column (a))
------------------------------------------------------------------------------------------------------------------------------
                                                  (a)                          (b)                          (c)
Equity Compensation Plans:
Approved by Stockholders -
  Special Equity Incentive Plan*              2,503,300                       $4.49                       195,634

  1982 Stock Option Plan*                        67,500                       $5.29                          -
------------------------------------------------------------------------------------------------------------------------------

Not approved by Stockholders -
  Options Granted to Certain
  Directors and Executive Officers*             435,000                       $7.92                          -
------------------------------------------------------------------------------------------------------------------------------

Total                                         3,005,800                       $5.00                       195,634
==============================================================================================================================

*For detailed information concerning our equity compensation plans, see Note 9 entitled “Stock Options” of Notes to Consolidated Financial Statements included in our 2003 Annual Report which was sent concurrently with this Proxy Statement.

Stock Options

     There were no stock options or SARs granted to any of the Company’s Named Executive Officers during the year ended December 31, 2003.

Option Exercises and Holdings

The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the year ended December 31, 2003 and unexercised options held as of December 31, 2003:

Aggregated Option Exercises in the Last Fiscal Year
and Fiscal Year-End Option Values

                            Number of
                            Securities
                            Underlying                                                                    Value of
                              Shares                               Number of                            Unexercised
                             Acquired                             Unexercised                           In-the-Money
                                on           Value                  Options                               Options
         Name                Exercise      Realized           at December 31, 2003                  at December 31, 2003
------------------------    -----------    ----------    -------------------------------     -----------------------------------
                                                          Exercisable     Unexercisable       Exercisable       Unexercisable
                                                         -------------    --------------     --------------    -----------------

Ronald N. Tutor                 -          $       -        1,225,000           -             $  5,060,800     $           -
Robert Band                     -                  -          237,500           -                  990,500                 -
Zohrab B. Marashlian            30,400       118,180          444,600           -                1,839,600                 -
Craig W. Shaw                   30,000       110,176          445,000           -                1,841,400                 -
Michael E. Ciskey               -                  -           30,000           -                  139,500                 -

Incentive Compensation Plans

     We have an incentive compensation plan for certain employees at the corporate level (The Perini Corporation Amended and Restated (2003) General Incentive Compensation Plan), or corporate plan, and an incentive compensation plan for certain employees at the business unit level (The Perini Corporation Amended and Restated (2003) Construction Business Unit Incentive Compensation Plan), or business unit plan. Under these plans, eligibility and designated levels of participation are determined by our Chief Executive Officer subject to Compensation Committee approval. Eligibility to participate under the corporate plan is limited to individuals who are executives, managers and key employees at the corporate level and eligibility to participate under the business unit plan is limited to individuals who are managers and key employees at our construction business unit level.

     Under the terms of the plans, participants can receive incentive compensation awards ranging from zero to as much as 100% of base salary. Awards are based on established corporate goals, levels of achievement of these goals and the base salaries and individual bonus limits assigned to the participants. In addition, the actual incentive compensation amounts available to participants at a business unit are based on the level of achievement of the corporate goal applied to the profit generated by that business unit. No amounts attributed to a participant in the plans become vested until the Compensation Committee approves the payment, usually in March following the year earned. Incentive compensation for the Named Executive Officers is included in the Summary Compensation Table under the “Bonus” column.

401(k) Plan

     We have a tax-qualified Section 401(k) Retirement Plan covering all of our executive, professional, administrative and clerical employees who are over 21 years of age and who have completed three months of service with us. Under the 401(k) plan, participants may elect to defer a portion of their compensation on a pre-tax basis and have it contributed to the plan. In addition, we make employer contributions into the 401(k) plan based on a non-discretionary match of employees’ contributions, as defined, since 2002. Prior to 2002, our contribution to the 401(k) plan was based on a specified level of profits, subject to certain limitations, as well as approval by our Board of Directors of any discretionary contributions.

Pension Plan Disclosure

     The following table sets forth pension benefits payable based on an employee’s remuneration (“final average earnings”) and “years of service” as defined under our non-contributory Retirement Plan for all of our full-time employees, and to the extent covered remuneration is limited by the Internal Revenue Code of 1986, as amended, certain pension benefits payable have been augmented based on our Benefit Equalization Plan:

                                                   Pension Plan Table -
                                         Estimated Annual Pension Benefits (2) for
                                              Years of Service Indicated (3)
                          ------------------------------------------------------------------------
                               15             20             25             30             35
Remuneration (1)             Years          Years           Years         Years           Years

      $125,000              $23,179        $30,905         $38,631        $38,631        $38,631
       150,000               28,804         38,405          48,006         48,006         48,006
       175,000               34,429         45,905          57,381         57,381         57,381
       200,000               40,054         53,405          66,756         66,756         66,756
       225,000               45,679         60,905          76,131         76,131         76,131
       250,000               51,304         68,405          85,506         85,506         85,506
       300,000               62,554         83,405        104,256        104,256        104,256
       400,000               85,054       113,405         141,756        141,756        141,756
       500,000              107,554        143,405         179,256        179,256        179,256
----------

(1)      Remuneration covered by the plan and the Benefit Equalization Plan is limited to an employee's annual salary and for the Named Executive Officers is limited to the amounts in the "Annual Salary" column included in the Summary Compensation Table on page 18.

(2)      The estimated annual benefits are calculated on a straight-line annuity basis and are not subject to any further deductions for Social Security since the Plan formula integrates the calculation of the benefits with certain adjustments for Social Security, as defined.

(3)      The estimated credited years of service for our Named Executive Officers are as follows: R. Band (30 years), Z.B. Marashlian (31 years), C.W. Shaw (25 years), and M.E. Ciskey (25 years).

Performance Graph

Comparison of 5-year Cumulative Total Return
Among Perini Corporation, AMEX Market Value Index,
And Selected Construction Peer Group

Perini
AMEX
Construction Peer Group
200
150
100
50
0
1999
2000
2001
2002
2003

---------------------------------------------------------------------------------------------------------------
                                                 1999          2000          2001          2002           2003
---------------------------------------------------------------------------------------------------------------
Perini                             100             76            59           137            87            179
AMEX                               100            125           123           117           113            154
Construction Peer Group            100            124           121            64            69             98

     The above graph compares the performance of Perini Corporation (“Perini”) with that of the American Stock Exchange Market Value Index (“AMEX”) and a selected Construction Peer Group. The approximately twenty-five companies included in the Construction Peer Group were selected by the appropriate construction-related Standard Industrial Classification Codes (or SIC Codes) and were recommended by an independent financial advisory firm.

     The comparison of total return on investment (change in year-end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on January 1, 1999, in each of Perini Corporation, the American Stock Exchange Market Value Index and the Construction Peer Group, with investment weighted on the basis of market capitalization.

Directors’ Compensation

     During 2003, fees for our outside directors consisted of an annual retainer fee of $25,000, plus $900 per Board meeting attended, as well as $900 per Committee meeting attended by members of the Audit, Compensation and Nominating Committees. Ronald N. Tutor, our Chairman and Chief Executive Officer, has opted to receive no director fees since he is party to a Management Agreement described in “Certain Transactions” below.

     On September 10, 2003, the directors’ fees were reviewed and the following changes made: The Chair of the Audit Committee will receive an additional annual retainer fee of $10,000 and each Audit Committee member will receive a per meeting fee of $2,000 for meetings attended in person and $500 for meetings attended telephonically. In addition, the per meeting fee of $900 for attendance at meetings of the Board of Directors, Compensation and Nominating Committees was reduced to $300 for members that attend telephonically. The new fee schedule was instituted in the fourth quarter of 2003.

Director and Officer Indemnification

     Our charter provides that no director shall be personally liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith, for acts or omissions involving intentional misconduct or a knowing violation of law or for any transaction from which the director derived an improper personal benefit. Our bylaws provide that our directors and officers will be indemnified against liabilities that arise from their service as directors and officers, subject to certain exceptions. We have entered into agreements with our directors and officers that also provide for such indemnification and expenses and liability reimbursement. We have obtained insurance which insures our directors and officers against certain losses and which insures us against our obligations to indemnify our directors and officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee. None of the current members of our Compensation Committee has ever been an employee of Perini. During 2003, we participated in certain joint ventures with O&G Industries, Inc., of which Raymond R. Oneglia, a member of the Compensation Committee, is Vice Chairman of the Board of Directors. Our share of these joint ventures contributed $0.8 million to our consolidated revenues for the year ended December 31, 2003.

CERTAIN TRANSACTIONS

     We believe that the transactions described below were on terms that were at least as favorable to us as we would have expected to negotiate with other unaffiliated third parties at the point in time these transactions were consummated.

Tutor-Saliba Management Agreement

     As a condition to a new investor group’s acquisition of shares of our Series B Preferred Stock for an aggregate of $30 million, which was approved by our stockholders in January 1997, we entered into a management agreement with Tutor-Saliba, a California corporation engaged in the construction industry, and Ronald N. Tutor, chief executive officer and sole stockholder of Tutor-Saliba, to provide certain management services. The management agreement has been renewed annually by our Compensation Committee, which consists entirely of independent directors, under the same basic terms and conditions as the initial agreement except that the amount of the fee payable thereunder by us to Tutor-Saliba was increased effective January 1, 2000, from $150,000 to $250,000 per year and effective January 1, 2004, from $250,000 to $375,000 per year. Effective December 31, 2001, Mr. Tutor was included as a participant in our incentive compensation plan. Tutor-Saliba initially held 351,318 shares of our common stock before Tutor-Saliba’s additional investment in our common stock effective March 29, 2000. Since January 17, 1997, Mr. Tutor has been a member of our Board of Directors and an officer of Perini and effective July 1, 1999 was elected Chairman of our Board of Directors and effective March 29, 2000 was elected Chairman and Chief Executive Officer.

Joint Ventures

Tutor-Saliba Joint Ventures

     Historically, we have participated in joint ventures with Tutor-Saliba both on a sponsored and a non-sponsored basis and currently participate in certain joint ventures with them, our share of which contributed $49.0 million (or 3.1%) to our consolidated revenues for the year ended December 31, 2003.

     In late 2002, we entered into an arrangement with Tutor-Saliba whereby Tutor-Saliba provided a financial guarantee in order for us to secure a performance and payment bond on a building project with an estimated contract value of approximately $135 million. As compensation for the financial guarantee, we paid Tutor-Saliba a fee of $1.0 million in February 2003.

O&G Joint Ventures

     We also participated in certain joint ventures with O&G Industries, Inc., of which Raymond R. Oneglia, a director of Perini, is Vice Chairman of the Board of Directors. Our share of these joint ventures contributed $0.8 million to our consolidated revenues for the year ended December 31, 2003.

AIG Relationship

     National Union Fire Insurance Company of Pittsburgh, Pa., a wholly owned subsidiary of AIG, is one of our sureties and a provider of insurance and insurance related services to us. Payments to AIG for surety, insurance and insurance related services approximated $7.8 million for the year ended December 31, 2003. The quality and cost of insurance services rendered are reviewed on an annual basis and competitive bids are obtained when deemed appropriate.

Tender Offer for Depositary Shares

     On June 9, 2003, we completed a tender offer for our Depositary Shares at a purchase price of $25.00 per Depositary Share, net to the seller without interest. Asher Edelman, a director of Perini, tendered or caused to be tendered 174,500 Depositary Shares that he beneficially owned or controlled.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our Executive Officers and Directors, and persons who own more than 10% of a registered class of Perini’s equity securities (collectively, “Insiders”), to file reports of ownership and changes in ownership with the SEC. Insiders are required by SEC regulations to furnish Perini with copies of all Section 16(a) reports they file. Based solely upon a review of the copies of such reports furnished to us, we believe that during 2003 all Section 16(a) filing requirements applicable to its Insiders were met.

1B.

RATIFICATION OF APPOINTMENT OF AUDITORS

Background – Change in Auditors

     As of April 16, 2002, we dismissed our independent auditors, Arthur Andersen LLP, and engaged the services of Deloitte & Touche LLP as our new independent auditors, effective immediately. This action followed our decision to seek proposals from independent accountants to audit our financial statements, and was approved by Perini’s Board of Directors upon the recommendation of our Audit Committee. Deloitte & Touche LLP was engaged to review our financial statements and Quarterly Reports on Form 10-Q and to audit our financial statements for the fiscal years ending December 31, 2002 and 2003.

     The audit reports of Arthur Andersen LLP on our consolidated financial statements as of and for the fiscal years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the two most recent fiscal years ended December 31, 2001, and the subsequent interim period through April 16, 2002 there were (1) no disagreements between Perini and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen LLP’s satisfaction, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreement in connection with its report; (2) no reportable events as defined under Item 304(a)(1)(v) of Regulation S-K; and (3) no consultation by Perini with Deloitte & Touche LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Ratification of Appointment of Current Auditors

     Upon recommendation of the Audit Committee, the Board has appointed the firm of Deloitte & Touche LLP, independent public accountants, as our auditors, for the fiscal year ending December 31, 2004. Although stockholder ratification is not required, the Board has determined that it would be desirable to request an expression from the stockholders as to whether or not they concur with the foregoing appointment. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to answer appropriate questions.

     The Board recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as independent auditors for Perini for the fiscal year ending December 31, 2004.

1C.

APPROVAL OF THE PERINI CORPORATION
2004 STOCK OPTION AND INCENTIVE PLAN

     Our Board of Directors has adopted the 2004 Stock Option and Incentive Plan (the “2004 Plan”) for officers, employees, non-employee directors and other key persons of Perini and its subsidiaries, subject to the approval of the 2004 Plan by our stockholders.

     The 2004 Plan is administered by the Compensation Committee of our Board of Directors (the “Committee”). The Committee, in its discretion, may grant stock-based awards to officers, employees, non-employee directors and other key persons under the 2004 Plan.

     Subject to adjustment for stock splits, stock dividends and similar events, the total number of shares that can be issued under the 2004 Plan is 1,000,000 shares of common stock. Based solely upon the closing price of our common stock as reported on the New York Stock Exchange on April1, 2004, the maximum aggregate market value of the securities to be issued under the 2004 Plan would be $16,310,000. The shares issued by us under the 2004 Plan may be authorized but unissued shares, or shares reacquired by us. To the extent that awards under the 2004 Plan or our Special Equity Incentive Plan do not vest or otherwise revert to Perini under certain circumstances, the shares of common stock represented by such awards may be the subject of subsequent awards under the 2004 Plan.

     To satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), stock options or stock appreciation rights with respect to no more than 200,000 shares of Common Stock (subject to adjustment for stock splits and similar events) may be granted to any one individual during any one-calendar-year period. In addition, the maximum award of restricted stock and deferred stock for any one individual that is intended to qualify as “performance-based compensation” will not exceed 200,000 shares of common stock (subject to adjustments for stock splits and similar events) for any performance cycle.

Recommendation

     Our Board of Directors believes that stock-based awards can play an important role in the success of Perini by encouraging and enabling the officers and employees, non-employee directors and other key persons upon whose judgment, initiative and efforts we largely depend for the successful conduct of our business to acquire a proprietary interest in Perini. Our Board of Directors anticipates that providing such persons with a direct stake in Perini’s welfare will assure a closer identification of the interests of participants in the 2004 Plan with those of Perini, thereby stimulating their efforts on our behalf and strengthening their desire to remain with us.

     Our Board of Directors believes that the proposed 2004 Plan will help us to achieve our goals by keeping our incentive compensation program dynamic and competitive with those of other companies. Accordingly, our Board of Directors believes that the 2004 Plan is in the best interests of Perini and its stockholders and recommends that the stockholders approve the 2004 Plan.

     Our Board of Directors unanimously recommends a vote “FOR” the approval of the 2004 Stock Option and Incentive Plan.

Summary of the 2004 Plan

     The following description of certain features of the 2004 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2004 Plan that is attached hereto as Exhibit D.

2004 Plan Administration. The 2004 Plan provides for administration by the Compensation Committee of the Board of Directors (the “Administrator”). The Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2004 Plan. The Administrator may permit common stock, and other amounts payable pursuant to an award, to be deferred. In such instances, the Administrator may permit interest, dividends or deemed dividends to be credited to the amount of deferrals. In addition, the Administrator may not reprice outstanding options, other than to appropriately reflect changes in the capital structure of Perini.

Eligibility and Limitations on Grants. All full-time and part-time officers, employees, non-employee directors and other key persons of Perini and its subsidiaries are eligible to participate in the 2004 Plan, subject to the discretion of the Administrator. The number of individuals potentially eligible to participate in the 2004 Plan is approximately 75 persons.

     The maximum award of stock options or stock appreciation rights granted to any one individual will not exceed 200,000 shares of common stock (subject to adjustment for stock splits and similar events) for any calendar year period. If any award of restricted stock or deferred stock granted to an individual is intended to qualify as “performance based compensation” under Section 162(m) of the Code, then the maximum award shall not exceed 200,000 shares of common stock (subject to adjustment for stock splits and similar events) to any one such individual in any performance cycle.

Stock Options. Options granted under the 2004 Plan may be either incentive stock options (within the meaning of Section 422 of the Code) or non-qualified stock options. Incentive options may be granted only to employees of Perini or any subsidiary. Options granted under the 2004 Plan will be non-qualified options if they (i) fail to qualify as incentive options, (ii) are granted to a person not eligible to receive incentive options under the Code, or (iii) otherwise so provide. Non-qualified options may be granted to any persons eligible to receive incentive stock options and to non-employee directors and other key persons.

Other Option Terms. The Administrator has authority to determine the terms of options granted under the 2004 Plan. Generally, options are granted with an exercise price that is not less than the fair market value of the shares of common stock on the date of the option grant, except for options that are granted in lieu of cash compensation.

     The term of each option will be fixed by the Administrator and may not exceed ten years from the date of grant. The Administrator will determine at what time or times each option may be exercised and, subject to the provisions of the 2004 Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Administrator. In general, unless otherwise permitted by the Administrator, no option granted under the 2004 Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

     Options granted under the 2004 Plan may be exercised for cash or by transfer to Perini (either actually or by attestation) of shares of common stock that are not then subject to restrictions under any Perini stock plan, and that have been held by the optionee for at least six months or were purchased on the open market, and that have a fair market value equivalent to the option exercise price of the shares being purchased. Subject to applicable law, options granted under the 2004 Plan also may be exercised by compliance with certain provisions pursuant to which a securities broker delivers the purchase price for the shares to us.

     To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

Stock Appreciation Rights. The Administrator may award a stock appreciation right either as a freestanding award or in tandem with a stock option. Upon exercise of the stock appreciation right, the holder will be entitled to receive an amount equal to the excess of the fair market value on the date of exercise of one share of common stock over the exercise price per share specified in the related stock option (or, in the case of a freestanding stock appreciation right, the price per share specified in such right) times the number of shares of common stock with respect to which the stock appreciation right is exercised. This amount may be paid in cash, in shares of common stock, or a combination of cash and common stock, as determined by the Administrator. The exercise price per share of stock appreciation rights may not be less than 100% of the fair market value of the shares of common stock on the date of grant.

Restricted Stock Awards. The Administrator may grant shares, at a purchase price (which may be zero) determined by the Administrator, of common stock to any participant subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of pre-established performance goals and/or continued employment with Perini through a specified vesting period. The vesting period shall be determined by the Administrator. However, in the event these awards have a performance-based goal, the restriction period will be at least one year, and in the event these awards have a time-based restriction, the restriction period will be at least three years. If the applicable performance goals and other restrictions are not attained, the participant will forfeit his or her award of restricted stock.

Unrestricted Stock Awards. The Administrator may also grant shares (at no cost or for a purchase price determined by the Administrator) of common stock that are free from any restrictions under the 2004 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation due to such participant.

Deferred Stock Awards. The Administrator also may award phantom stock units as deferred stock awards to participants. The deferred stock awards are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with Perini through a specified vesting period. However, in the event these awards have a performance-based goal, the restriction period will be at least one year, and in the event these awards have a time-based restriction, the restriction period will be at least three years. During the deferral period, subject to terms and conditions imposed by the Administrator, the deferred stock awards may be credited with dividend equivalent rights (discussed below). Subject to the consent of the Administrator, a participant may make an advance election to receive a portion of his or her compensation or restricted stock award otherwise due in the form of a deferred stock award.

Dividend Equivalent Rights. The Administrator may grant dividend equivalent rights that entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights may be granted as a component of another award or as a freestanding award. Dividend equivalent rights credited under the 2004 Plan may be paid currently or be deemed to be reinvested in additional shares of common stock, that may thereafter accrue additional dividend equivalent rights at fair market value at the time of deemed reinvestment or on the terms then governing the reinvestment of dividends under our dividend reinvestment plan, if any. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

Tax Withholding. Participants under the 2004 Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon any option exercise or vesting of other awards. Subject to approval by the Administrator, participants may elect to have the minimum tax withholding obligations satisfied either by authorizing us to withhold shares of common stock to be issued pursuant to an option exercise or other award, or by transferring to us shares of common stock having a value equal to the amount of such taxes.

Adjustments for Stock Dividends, Mergers, etc. The 2004 Plan authorizes the Administrator to make appropriate adjustments to the number of shares of common stock that are subject to the 2004 Plan and to any outstanding stock options to reflect stock dividends, stock splits and similar events. In the event of certain transactions, such as a merger, consolidation, dissolution or liquidation of Perini, all stock options and stock appreciation rights will automatically become fully exercisable and the restrictions and conditions on all other stock based awards will automatically be deemed waived. In addition, upon the effective time of any such transaction, the 2004 Plan and all awards will terminate unless the parties to the transaction, in their discretion, provide for appropriate substitutions or adjustments of outstanding stock options or other awards.

Amendments and Termination. Our Board of Directors may at any time amend or discontinue the 2004 Plan and the Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect the rights under any outstanding awards without the holder’s consent. Any amendments that materially change the terms of the 2004 Plan, including any amendments that increase the number of shares reserved for issuance under the 2004 Plan, expand the type of awards available, materially expand the eligibility to participate or materially extend the term of the 2004 Plan, or materially change the method of determining Fair Market Value, will be subject to approval by our Stockholders. To the extent required by the Code to ensure that options granted under the 2004 Plan qualify as incentive options or that compensation earned under awards granted under the 2004 Plan qualify as performance-based compensation under the Code, 2004 Plan amendments shall be subject to approval by our stockholders.

New 2004 Plan Benefits

No grants have been made with respect to the shares of common stock to be reserved for issuance under the 2004 Plan. The number of shares of common stock that may be granted to executive officers, all employees including non-executive officers, and current directors who are not executive officers is indeterminable at this time, as such grants are subject to the discretion of the Administrator.

Tax Aspects under the U.S. Internal Revenue Code

     The following is a summary of the principal federal income tax consequences of transactions under the 2004 Plan. It does not describe all federal tax consequences under the 2004 Plan, nor does it describe state or local tax consequences.

Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) there will be no deduction for Perini for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee. Under current law, an optionee will not have any additional FICA (Social Security) taxes upon exercise of an incentive option.

     If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) Perini will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

     If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options. With respect to non-qualified options under the 2004 Plan, no income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to FICA taxes on the excess of the fair market value over the exercise price of the option.

Parachute Payments. The vesting of any portion of any option or other award that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to Perini, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Our Deductions. As a result of Section 162(m) of the Code, our deduction for certain awards under the 2004 Plan may be limited to the extent that a Covered Employee receives compensation in excess of $1,000,000 in such taxable year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code).

Vote Required For Approval

Approval of our 2004 Stock Option and Incentive Plan requires the affirmative vote of a majority of all the votes present or represented at the Annual Meeting and entitled to be cast on the proposal. In addition, NYSE rules require that the total number of votes cast on proposal 1C. represent more than 50% of all of the votes entitled to be cast on the proposal. As discussed above, if your shares are held by your broker in “street name,” and if you do not vote your shares, your brokerage firm does not have authority under the rules of the NYSE to vote your unvoted shares on proposal 1C. However, these broker non-votes will have no effect on the vote because they will not be considered to have been entitled to vote on proposal 1C. If you vote to ABSTAIN on proposal 1C., your shares will not be voted in favor of such proposal, although your shares will be considered to have been entitled to vote on the proposal. As a result, voting to ABSTAIN on proposal 1C. has the effect of voting AGAINST such proposal.

Recommendation

     Our Board of Directors unanimously recommends a vote FOR the approval of the 2004 Stock Option and Incentive Plan.

1D.

OTHER MATTERS

     Except for the election of the Preferred Directors discussed on pages 6 through 7 and elsewhere in this Proxy Statement, the Board of Directors knows of no other matters which are likely to be brought before the meeting. However, if any other matters of which the Board of Directors is not aware are presented to the meeting for action, it is the intention of the persons named in the accompanying form of proxy to vote said proxy in accordance with their judgment on such matters.

     Perini will bear the cost of solicitation of proxies. The solicitation of proxies by mail may be followed by telephone or oral solicitation of certain stockholders and brokers.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

                                                                           By order of the Board of Directors,

                                                                           Rosemary Ortega, Assistant Secretary and Clerk

Framingham, Massachusetts
April 20, 2004

EXHIBIT A

PERINI CORPORATION

AUDIT COMMITTEE CHARTER

Purpose

     The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) to assist the Board in fulfilling its responsibility to the Company’s shareholders, potential shareholders and the investment community. The Committee’s primary duties and responsibilities are to oversee (1) the integrity of the internal controls, financial systems and financial statements of the Company, (2) compliance by the Company with legal and regulatory requirements and, (3) the independence and performance of both the Company’s internal and external auditors.

Composition

     The Board shall appoint the members of the Committee, and may remove or replace such members with or without cause. The members of the Committee shall meet the independence, qualifications and experience requirements of the New York Stock Exchange and Securities and Exchange Commission, as affirmed by the Board. The Committee will be comprised of a minimum of three independent directors. The Committee Chair will be designated by the Board.

Duties and Responsibilities

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. A majority of the members of the Audit Committee shall constitute a quorum for purposes of holding a meeting and the Audit Committee may act by a vote of a majority of the members present at such meeting. The Audit Committee may form and delegate authority to subcommittees consisting of one or more of its members as the Audit Committee deems appropriate to carry out its responsibilities and exercise its powers, except to the extent prohibited under NYSE Section 303A.07. The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee or to assist in its performance. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee will meet with the independent auditor and with the internal auditor in executive sessions at least annually.

      The Committee shall:

  Review the annual 10-K, including the audited financial statements and "Managements Discussion and Analysis of Financial Condition and Results of Operations", with management and the independent auditor, highlighting major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

  Review analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's annual audited financial statements.

  Discuss with management and the independent auditor any exceptions noted by the independent auditor in their review prior to the Company's quarterly filing of Form 10-Q with the Securities and Exchange Commission. Review the Company's quarterly filings and earnings press releases.

  Review the Company's major financial risk exposures, as required, with management and the steps management has taken to monitor and control such exposures.

  Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal audit staff or management.

  Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees" relating to the conduct of the audit.

  Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

                    (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

                    (b) Any changes required in the planned scope of the audit.

  Obtain reports from management, the Company's director of internal audit and the independent auditor that the Company, its subsidiaries, and its affiliated entities are in conformity with applicable legal and regulatory requirements.

  Recommend to the Board the appointment of the independent auditor, which firm is directly accountable to the Committee and the Board.

  Approve the estimated annual audit fees to be paid to the independent auditor.

  Meet with the independent auditor prior to the annual audit to review the planning and staffing of the audit. Assure regular rotation of the audit partners, as required by the SEC.

  Receive periodic reports from the independent auditor regarding the auditor's quality control procedures and independence with respect to the Company (including those required by Independence Standards Board Standard No. 1, as may be modified from time to time), discuss such reports with the auditor, and if so determined by the Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

  Obtain from the independent auditor assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 regarding illegal acts has not been implicated.

  Evaluate the qualifications, independence and performance of the independent auditor. Approve all permissible non-audit services to be performed by the independent auditor, considering whether the performance of such permissible non-audit services is compatible with the auditors' independence. If so determined by the Committee, recommend that the Board replace the independent auditor.

  Have functional supervision of the director of internal audit. Participate in the appointment and replacement of the director of internal audit. Review the internal audit department responsibilities, budget and staffing.

  Review the reports of significant findings prepared by the internal audit department and management's responses thereto.

  Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations.

  Review with the Company's counsel any legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or government agencies.

  Prepare and approve the report of the Committee to be included in the Company's annual proxy statement as required by the rules of the Securities and Exchange Commission.

  Establish procedures to receive confidential, anonymous concerns regarding accounting or auditing matters, and the disposition of such complaints.

  Report to the Board periodically on the activities of the Committee.

  Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

  Annually evaluate the activities of the Committee as measured against this Charter and report the results of such evaluation to the Corporate Governance and Nominating Committee.

While the Committee has the responsibilities and authority set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and present fairly, in all material respects, the financial position and results of operations and cash flows of the Company in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

Adopted March 10, 2004

EXHIBIT B

PERINI CORPORATION

COMPENSATION COMMITTEE CHARTER

Purpose

     The Compensation Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) to assist the Board in fulfilling its responsibility to the Company’s shareholders, potential shareholders and the investment community. The Committee’s primary duties and responsibilities are to see that the compensation programs utilized by the Company are competitive so as to attract and retain qualified employees but are not excessive, representing a fair value for shareholders.

Composition

     The Board shall appoint the members of the Committee and may replace or remove any such member with or without cause. The members of the Committee shall meet the independence requirements of the New York Stock Exchange listing standards, as affirmed by the Board. The Committee will be comprised of a minimum of two independent directors. The Committee Chair will be designated by the Board.

Duties and Responsibilities

     The Committee shall meet at least three times annually, or more frequently as circumstances dictate. A majority of the members of the Compensation Committee shall constitute a quorum for purposes of holding a meeting and the Compensation Committee may act by a vote of a majority of the members present at such meeting. The Committee shall have the authority to retain special consultants to advise the Committee as it considers necessary. The Committee may request any officer or employee of the Company or the Company’s outside counsel or consultants to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee may delegate its authority to person(s) and/or subcommittee(s) as appropriate.

      The Committee shall:

  Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

  Review the Executive Compensation programs and policies and to assure they are consistent with corporate goals and objectives, and competitive with those of comparable firms in the construction industry.

  Review and recommend to the Board compensation of directors for service on the Board and its committees.

B-1

  Evaluate the CEO's performance in light of established goals and objectives. Recommend to the Board for its approval the base compensation of the Chairman and Chief Executive Officer, and to review and approve the salary recommendations of the Chairman and Chief Executive Officer with respect to other members of top management.

  Recommend to the Board annual profit and other targets for the Company for the purpose of determining incentive compensation awards under the provisions of the incentive compensation plans that may be in effect from time to time.

  Oversee administration of the incentive compensation plans in effect including (i) approval of participants in such plans; (ii) establishment of performance goals; (iii) approval of payment if any, of bonuses; (iv) determination of whether the form of payment will be cash, common stock, or a combination thereof; (v) interpretation of the plans; and (vi) establishment of such other rules and regulations and performance of other acts it believes to be reasonable and proper in this regard.

  Oversee administration of the Perini Corporation Pension Plan including selection and monitoring of investments, approval of company contributions, approval of significant changes to the plan document and such other actions it deems appropriate.

  Prepare and approve a report on executive compensation as required by the Securities and Exchange Commission to be included in the Company's annual proxy statement.

  Report to the Board periodically on the activities of the Committee.

  Annually evaluate the activities of the Committee as measured by this charter, and report the results of such evaluations to the Corporate Governance and Nominating Committee.

Adopted March 10, 2004

B-2

EXHIBIT C

PERINI CORPORATION

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE CHARTER

Purpose

     The Board of Directors (the” Board”) of Perini Corporation (the “Company”) has established a Corporate Governance and Nominating Committee (the “Committee”), the main purposes of which will be to identify and evaluate Board candidates, and to lead the corporate governance effort for the Company.

Composition

     The Committee shall consist of at least two directors. All members shall be “independent directors” as defined in the New York Stock Exchange listing standards, and so affirmed by the Board.

     The Board shall appoint the members of the Committee and may replace or remove any such member with or without cause. The Committee Chair will be designated by the Board.

Duties and Responsibilities

     The Committee has authority to retain and terminate, in its sole discretion, outside advisors (including, without limitation, legal and other consultants and experts as well as any search firm to identify potential director candidates), including the authority to approve fees and other contract terms.

     The Committee will meet as frequently as it deems necessary, but not less than two times per year. A majority of the members of the Committee shall constitute a quorum for such meeting, and the Committee may act by majority vote of the members present. The Committee may invite any consultant, officer of the Company or such other person it considers necessary or appropriate to attend meetings. The Committee may delegate its authority to person(s) and/or subcommittee(s) as appropriate.

      With respect to director nominations, the Committee shall:

  Identify and evaluate potential Board candidates which may include candidates nominated by stockholders in accordance with the Company's By-Laws, those identified by a search firm retained for such purpose, or other candidates. Among factors to consider are the character, independence, relevant professional, business and/or Board experience, and availability of time to attend to the business of the Company that the candidate possesses.

  Evaluate performance of incumbent Board members.

  Recommend director nominees to the Board for consideration for election by shareholders, or to fill vacancies on the Board that may occur between annual meetings.

C-1

  Recommend director nominees for each committee of the Board, and nominees for Chair of each such committee.

  Nominate a Lead Director to be approved by a majority of the independent directors.

  Evaluate the independence of each Board member in accordance with the New York Stock Exchange listing standards and also considering any other factors particular to a director that may impair independence. Submit such evaluation to the Board in support of affirmation of independent Board members.

  Recommend removal of a director, if appropriate, and advise the Board on whether to accept a tendered resignation, as applicable.

     With respect to Corporate Governance, the Committee shall:

  Develop, recommend, and periodically review a set of Corporate Governance Guidelines for the Company.

  Review this charter annually and recommend changes, when appropriate, to the Board.

  Develop and periodically review a Code of Business Ethics and Conduct for the Company.

  Review and monitor the size and composition of the Board; make recommendations as appropriate.

  Conduct evaluations of the performance of the Board and each committee, including a self-evaluation of the Committee.

  Report Committee actions and recommendations to the Board.

  Recommend to the Board criteria relating to director tenure such as retirement age, limitations on the number of times a director may stand for reelection, and other criteria.

Adopted March 10, 2004

C-2

EXHIBIT D

PERINI CORPORATION

2004 STOCK OPTION AND INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

     The name of the plan is the Perini Corporation 2004 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including consultants and prospective employees) of Perini Corporation (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

     The following terms shall be defined as set forth below:

     "Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     "Administrator" is defined in Section 2(a).

     “Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards, Unrestricted Stock Awards and Dividend Equivalent Rights.

     "Board" means the Board of Directors of the Company.

     “Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

     "Committee" means the Committee of the Board referred to in Section 2.

     “Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

     "Deferred Stock Award" means Awards granted pursuant to Section 8.

     "Dividend Equivalent Right" means Awards granted pursuant to Section 11.

     "Effective Date" means the date on which the Plan is approved by stockholders as set forth in Section 17.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     “Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined by its closing price on the New York Stock Exchange. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

     “Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

     "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

     "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

     “Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more performance criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award or Deferred Stock Award.

     "Restricted Stock Award" means Awards granted pursuant to Section 7.

     “Stock” means the Common Stock, par value $1.00 per share, of the Company, subject to adjustments pursuant to Section 3.

     "Stock Appreciation Right" means any Award granted pursuant to Section 6.

     “Subsidiary” means any corporation or other entity (other than the Company) in which the Company has a controlling interest, either directly or indirectly.

     "Unrestricted Stock Award" means any Award granted pursuant to Section 9.

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

     (a) Committee. The Plan shall be administered by the Compensation Committee of the Board (the "Administrator").

     (b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

          (i) to select the individuals to whom Awards may from time to time be granted;

          (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Deferred Stock Awards, Unrestricted Stock Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

          (iii) to determine the number of shares of Stock to be covered by any Award;

          (iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

          (v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

          (vi) subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised;

          (vii) to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the grantee and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals; and

          (viii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

     All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

     (c) Delegation of Authority to Grant Awards. The Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator's authority and duties with respect to the granting of Awards, to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or "covered employees" within the meaning of Section 162(m) of the Code. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option or Stock Appreciation Right, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator's delegate or delegates that were consistent with the terms of the Plan.

     (d) Indemnification. Neither the Board nor the Committee, nor any member of either or any delegatee thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegatee thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors' and officers' liability insurance coverage which may be in effect from time to time.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

     (a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 1,000,000 shares, subject to adjustment as provided in Section 3(b). For purposes of this limitation, the shares of Stock underlying any Awards (including any awards granted pursuant to the Company's Special Equity Incentive Plan which are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise)) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 200,000 shares of Stock may be granted to any one individual grantee during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

     (b) Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company's capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

     The Administrator may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Administrator that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

     (c) Mergers and Other Transactions. In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company's outstanding voting power immediately prior to such transaction do not own 40 percent or more of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of 60 percent or more of the Stock of the Company to an unrelated person or entity (in each case, a "Sale Event"), all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event and all other Awards shall become fully vested and nonforfeitable as of the effective time of the Sale Event, except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award documentation. Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee, including those that will become exercisable upon the consummation of the Sale Event; provided, however, that the exercise of Options and Stock Appreciation Rights not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.

     Notwithstanding anything to the contrary in this Section 3(c), in the event of a Sale Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Administrator of the consideration payable per share of Stock pursuant to the Sale Event (the “Sale Price”) times the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights.

     (d) Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4. ELIGIBILITY

     Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5. STOCK OPTIONS

     Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

     Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

     (a) Grant of Stock Options. The Administrator in its discretion may grant Stock Options to eligible employees, Non-Employee Directors and key persons of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee's election, subject to such terms and conditions as the Administrator may establish.

          (i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant (other than options granted in lieu of cash compensation). If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

          (ii) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such Stock Option shall be no more than five years from the date of grant.

          (iii) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

          (iv) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

               (A) In cash, by certified or bank check or other instrument acceptable to the Administrator;

               (B) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that have been beneficially owned by the optionee for at least six months and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

               (C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

     Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws. In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

          (v) Annual Limit on Incentive Stock Options. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

     (b) Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee, or by the optionee's legal representative or guardian in the event of the optionee's incapacity. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Award agreement regarding a given Option that the optionee may transfer his Non-Qualified Stock Options to members of his immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

SECTION 6. STOCK APPRECIATION RIGHTS

     (a) Nature of Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling the recipient to receive an amount in cash or shares of Stock or a combination thereof having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right, which price shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant (or more than the option exercise price per share, if the Stock Appreciation Right was granted in tandem with a Stock Option) multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, with the Administrator having the right to determine the form of payment.

     (b) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator in tandem with, or independently of, any Stock Option granted pursuant to Section 5 of the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of the Option.

     A Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option.

     (c) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator, subject to the following:

          (i) Stock Appreciation Rights granted in tandem with Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable.

          (ii) Upon exercise of a Stock Appreciation Right, the applicable portion of any related Option shall be surrendered.

          (iii) All Stock Appreciation Rights shall be exercisable during the grantee's lifetime only by the grantee or the grantee's legal representative.

SECTION 7. RESTRICTED STOCK AWARDS

     (a) Nature of Restricted Stock Awards. A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant ("Restricted Stock"). Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

     (b) Rights as a Stockholder. Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

     (c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 14 below, in writing after the Award agreement is issued, if any, if a grantee's employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price from such grantee or such grantee's legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a shareholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, grantee shall surrender such certificates to the Company upon request without consideration.

     (d) Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Notwithstanding the foregoing, in the event that any such Restricted Stock shall have a performance-based goal, the restriction period with respect to such shares shall not be less than one year, and in the event any such Restricted Stock shall have a time-based restriction, the restriction period with respect to such shares shall not be less than three years. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested." Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 14 below, in writing after the Award agreement is issued, a grantee's rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee's termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.

SECTION 8. DEFERRED STOCK AWARDS

     (a) Nature of Deferred Stock Awards. A Deferred Stock Award is an Award of phantom stock units to a grantee, subject to restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Notwithstanding the foregoing, in the event that any such Deferred Stock Award shall have a performance-based goal, the restriction period with respect to such award shall not be less than one year, and in the event any such Deferred Stock Award shall have a time-based restriction, the restriction period with respect to such award shall not be less than three years. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be paid to the grantee in the form of shares of Stock.

     (b) Election to Receive Deferred Stock Awards in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of the cash compensation or Restricted Stock Award otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with rules and procedures established by the Administrator. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

     (c) Rights as a Stockholder. During the deferral period, a grantee shall have no rights as a stockholder; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Administrator may determine.

     (d) Restrictions. A Deferred Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the deferral period.

     (e) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 14 below, in writing after the Award agreement is issued, a grantee's right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9. UNRESTRICTED STOCK AWARDS

     Grant or Sale of Unrestricted Stock. The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award to any grantee pursuant to which such grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10. PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

     Notwithstanding anything to the contrary contained herein, if any Restricted Stock Award or Deferred Stock Award granted to a Covered Employee is intended to qualify as “Performance-based Compensation” under Section 162(m) of the Code and the regulations promulgated thereunder (a “Performance-based Award”), such Award shall comply with the provisions set forth below:

     (a) Performance Criteria. The performance criteria used in performance goals governing Performance-based Awards granted to Covered Employees may include any or all of the following: (i) the Company's return on equity, assets, capital or investment: (ii) pre-tax or after-tax profit levels of the Company or any Subsidiary, a division, an operating unit or a business segment of the Company, or any combination of the foregoing; (iii) cash flow, funds from operations or similar measure; (iv) total shareholder return; (v) changes in the market price of the Stock; (vi) sales or market share; or (vii) earnings per share.

     (b) Grant of Performance-based Awards. With respect to each Performance-based Award granted to a Covered Employee, the Committee shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the performance criteria for such grant, and the achievement targets with respect to each performance criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The performance criteria established by the Committee may be (but need not be) different for each Performance Cycle and different goals may be applicable to Performance-based Awards to different Covered Employees.

     (c) Payment of Performance-based Awards. Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the performance criteria for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-based Awards earned for the Performance Cycle. The Committee shall then determine the actual size of each Covered Employee's Performance-based Award, and, in doing so, may reduce or eliminate the amount of the Performance-based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

     (d) Maximum Award Payable. The maximum Performance-based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 200,000 Shares (subject to adjustment as provided in Section 3(b) hereof).

SECTION 11. DIVIDEND EQUIVALENT RIGHTS

     (a) Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

     (b) Interest Equivalents. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

     (c) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 14 below, in writing after the Award agreement is issued, a grantee's rights in all Dividend Equivalent Rights or interest equivalents granted as a component of another Award that has not vested shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 12. TAX WITHHOLDING

     (a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company's obligation to deliver stock certificates to any grantee is subject to and conditioned on tax obligations being satisfied by the grantee.

     (b) Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 13. TRANSFER, LEAVE OF ABSENCE, ETC.

     For purposes of the Plan, the following events shall not be deemed a termination of employment:

     (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

     (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 14. AMENDMENTS AND TERMINATION

     The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(b) or 3(c), in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or effect repricing through cancellation and re-grants. Any material Plan amendments (other than amendments that curtail the scope of the Plan), including any Plan amendments that (i) increase the number of shares reserved for issuance under the Plan, (ii) expand the type of Awards available, materially expand the eligibility to participate or materially extend the term of the Plan, or (iii) materially change the method of determining Fair Market Value, shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. In addition, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 14 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c).

SECTION 15. STATUS OF PLAN

     With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 16. GENERAL PROVISIONS

     (a) No Distribution; Compliance with Legal Requirements. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

     No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

     (b) Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee's last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by United States mail, addressed to the grantee, at the grantee's last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic "book entry" records).

     (c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

     (d) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to such Company's insider trading policy and procedures, as in effect from time to time.

     (e) Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee's death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee's estate.

SECTION 17. EFFECTIVE DATE OF PLAN

This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board. No grants of Stock Options and other Awards may be made hereunder after the tenth (10th) anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth (10th) anniversary of the date the Plan is approved by the

Board.

SECTION 18. GOVERNING LAW

     This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS:          March 10, 2004

DATE APPROVED BY STOCKHOLDERS: